Exhibit 21.1

PGT Innovations, Inc.

Subsidiaries

Name	State of Incorporation

PGT Industries, Inc. (wholly-owned by PGT Innovations, Inc.)	Florida

CGI Windows and Doors Holdings, Inc. (wholly-owned by PGT Industries, Inc.)	Delaware

WinDoor, Incorporated (wholly-owned by PGT Industries, Inc.)	Florida

LTE, LLC (wholly-owned by PGT Industries, Inc.)	Florida

CGI Windows and Doors, Inc. (wholly-owned by CGI Windows and Doors Holdings, Inc.)	Delaware

CGI Commercial, Inc. (wholly-owned by CGI Windows and Doors, Inc.)	Florida

Coyote Acquisition Co. (wholly-owned by PGT Innovations, Inc.)	Delaware

WWS Acquisition, LLC (wholly-owned by Coyote Acquisition Co.)	Missouri

NewSouth Window Solutions of Orlando, LLC (wholly-owned by PGT Innovations, Inc.)	Florida

NewSouth Window Solutions, LLC (wholly-owned by PGT Innovations, Inc.)	Delaware

Doers Window Manufacturing, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Tampa Bay, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Bonita Springs, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of West Palm Beach, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Ft. Lauderdale, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Jacksonville, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

NewSouth Window Solutions of Charleston, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida

Doers Installation Services, LLC (wholly-owned by NewSouth Window Solutions, LLC)	Florida